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                                                                   EXHIBIT 23.1

                      Consent of Independent Accountants

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33938 and No. 333-43196) and on Form S-8 (No. 33-76324, No. 333-09135, No. 333-57141 and No. 333-40940) of Natural
MicroSystems Corporation of our report dated January 19, 2001, relating to the financial statements and financial statement schedule of Natural MicroSystems Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 14, 2001